UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 14, 2018

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joseph R. Tomkinson as Chairman and CEO

On March 14, 2018, Joseph R. Tomkinson notified Impac Mortgage Holdings, Inc. (the “Company” or “IMH”) that he will be resigning from the position of Chairman and Chief Executive Officer, as of July 31, 2018. Mr. Tomkinson will remain a director on the Company’s Board of Directors.

Appointment of George A. Mangiaracina as President

On March 14, 2018, the Board of Directors appointed George A. Mangiaracina as President of the Company. At the time in which Mr. Tomkinson steps down as CEO as of July 31, 2018, the Board of Directors anticipate appointing Mr. Mangiaracina as Chief Executive Officer.

Prior to his appointment as President, George A. Mangiaracina, 53, had been an Executive Vice President and Managing Director of IMH since January 2015, reporting directly to the CEO and playing  a key role in the 2015 acquisition, integration and on-going management of IMH’s CashCall Mortgage platform.  He serves on the IMH Executive, Risk and Capital Markets Committees and has assisted in capital raise activities, strategic initiatives and relationship management of IMH’s capital markets counterparties.   Prior to joining IMH, Mr. Mangiaracina spent over 20 years in the securities and mortgage banking industries.  From 1992 to 2008 and from 2009 to December 2013, he served as a Managing Director of UBS and Deutsche Bank, respectively.  While at UBS, Mr. Mangiaracina was responsible for the proprietary trading and financing of a portfolio of residential whole loans in excess of $25 billion and he structured warehouse and term facilities across an array of asset classes; including aircraft, auto, franchise receivables and manufactured housing. While at Deutsche Bank, Mr. Mangiaracina successfully liquidated a whole loan legacy portfolio in excess of $3 billion, managing related risk and counterparty exposures.   Prior to 1992, Mr. Mangiaracina was a Manager with Arthur Andersen & Co. and he practiced as a Certified Public Accountant in the State of New York.  Mr. Mangiaracina earned his Bachelor of Science in Accounting and Finance from Fordham University, College of Business Administration,

In connection with his appointment as President, on March 14, 2014, Mr. Mangiaracina and the Company executed an Employment Agreement (the “Agreement”), which has a term effective as of January 1, 2018 and ending on December 31, 2019 and does not extend automatically.  Pursuant to the Agreement, Mr. Mangiaracina will receive a base annual salary of $750,000 and bonuses of $375,000 each payable on April 1, 2018 and October 1, 2018 and $750,000 on December 1, 2019 (the “Executive Bonus”).  Mr. Mangiaracina will also be eligible to receive an annual bonus in an amount determined in the sole discretion of the Company’s Board of Directors (the “Annual Bonus”).  The Annual Bonus for 2018 will be based on the following criteria:  implementation of the Company’s business plan, assisting the Chief Financial Officer in addressing key enterprise risk areas and internal controls, and improving the overall performance and direction of the Company as measured by GAAP, including operating income, capital raise activities, merchant bank activities, and mergers and acquisitions.  The criteria for 2019 will be agreed upon by the end of 2018. To receive an Annual Bonus, Mr. Mangiaracina must be actively employed by the Company on December 31 of the applicable year. If the Board approves an Annual Bonus, then the first $250,000 will be paid in cash, and any amount in excess of $250,000 will be paid half in cash and half in shares of restricted common stock of the Company at a price per share based on the average closing price of the common stock on the 20 trading days prior to filing the Company’s annual report on Form 10-K (the “Bonus Stock”). Any Bonus Stock will vest annually in equal installments over a three year period.

If (A) Mr. Mangiaracina is terminated by the Company without cause or (B) any of the following actions are taken: (i) there is a substantial diminution of his duties, authority, pay or responsibilities without performance or market justification, (ii) someone else is appointed as CEO of the Company upon Mr. Tomkinson’s departure, or (iii) in the event of a sale of all or substantially all of the Company’s or change of control, and Mr. Mangiaracina has provided the Company 30 days’ written notice of such giving the Company the opportunity to cure such circumstances in all material respects, then he will receive, after signing a general release, the following:

(1)         the pro-rata remainder of his base salary from the date of termination to December 31, 2019,

(2)         any unpaid Executive Bonus,

(3)         a severance payment of $750,000,

(4)         any unpaid amounts of accrued salary, vacation time and benefits through the date of termination, and

(5)         six months of COBRA family insurance coverage. Any unvested restricted stock will continue to vest over the remaining vesting schedule.

If the Company terminates Mr. Mangiaracina for cause by providing written notice and a 30 day period for Mr. Mangiaracina to cure such circumstances, then he will receive all accrued salary, vacation time and benefits through the date of termination. Pursuant to the Employment Agreement, “cause” generally means the existence of any of the following, as determined by an affirmative majority vote of the Board of Directors: (a) conviction of, or entry of plea of nolo contendere to, a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure to perform duties after 30 days’ written notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence that causes material harm, (d) material breach by the employee of the terms of the Employment Agreement or any other obligation, or (e) employee is declared legally incompetent or has a mental or physical condition that can reasonably be expected to prevent him from carrying out his essential duties for more than 90 days.

Upon the death or disability of Mr. Mangiaracina, he or his estate will receive all accrued salary, vacation time and benefits through the date of termination a pro rata portion of any unpaid Executive Bonus, and any unpaid Annual Bonus.  If Mr. Mangiaracina voluntarily resigns, he will receive all accrued salary and vacation time through the date of his departure.

Except as described above, there is no arrangement or understanding between Mr. Mangiaracina and any other person pursuant to which he was appointed President and there are no family relationships between Mr. Mangiaracina and any executive officer or director of the Company. There have been no transactions between Mr. Mangiaracina and the Company required to be reported pursuant to Item 404(a) of Regulation S-K.

Appointment of Rian Furey as Chief Operating Officer

On March 14, 2018, the Board of Directors also appointed Rian Furey as Chief Operating Officer of the Company, in addition to his current role as President of Direct Lending.

Rian Furey, 41, has been President of Direct Lending for IMH since December 2017 and has 20 years of experience in mortgage and financial services. From July 2014 to December 2017, Mr. Furey was Chief Operating Officer of Retail Direct Lending and Chief Administrative Officer for loanDepot, a leading technology-enabled mortgage and consumer lender with nationwide operations based in Orange County, Ca. From February 2013 to June 2014, he served as Chief Operating Officer of Greenlight Loans, which was acquired and became a subsidiary of Nationstar Mortgage Holdings, Inc.  From September 2003 to February 2013, Mr. Furey was Senior Vice President of Secondary Marketing and Chief Operating Officer for the consumer mortgage division of LendingTree and Vice President of Capital Markets following its acquisition by Discover Financial Services. Mr. Furey received a B.B.A. in Finance in 1998 from the University of Portland and is recognized as a Certified Mortgage Banker by the Mortgage Bankers Association.

There is no arrangement or understanding between Mr. Furey and any other person pursuant to which he was appointed COO and there are no family relationships between Mr. Furey and any executive officer or director of the Company. There have been no transactions between Mr. Furey and the Company required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: March 20, 2018

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	EVP & General Counsel